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                                                                   EXHIBIT 10.41


                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT


         AGREEMENT made the 24th day of January, 2002, by and among PULITZER INC., a Delaware corporation (the "Company"), and WESLEY R. TURNER, as trustee ("Trustee"), under the Indenture of Trust for The Robert C. Woodworth and Joyce
A. Woodworth Survivorship Insurance Trust, made the 24th day of January, 2002.

         WHEREAS, Robert C. Woodworth ("Executive") is employed as President of the Company; and

         WHEREAS, the Trustee is the owner of a survivorship life insurance policy, No. 2007081-9 (the "Policy"), issued by John Hancock Variable Life Insurance Company (the "Insurer") on the joint lives of the Executive and his wife (the "Insureds") with a face amount of $5,000,000; and

         WHEREAS, in connection with Executive's employment, the Company desires to provide for the funding of the Policy, subject to and in accordance with the provisions hereof.

         NOW, THEREFORE, the parties agree as follows:

         1. Payment of Premiums. The Company will pay $74,174 to the Insurer as an initial Policy premium and, thereafter, will make eight annual payments to the Insurer, each for $74,174, provided, however, that the Company will have no obligation to make premium payments under the Policy following the termination of this agreement. The Trustee may make premium payments under the Policy at any time and from time to time. The amount of the Company's premium obligation for any year will be reduced by the amount, if any, of the premium paid by the Trustee for the year, but only to the extent that the amount paid by the Trustee is not more than the value of current life insurance protection provided by the Policy. For the purposes hereof and for related income and gift tax purposes, the current value of life

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insurance protection for any year will be the lowest current value determined in accordance with Rev. Rul. 55-747, 1955-2 C.B. 228, and Rev. Rul. 66-110, 1966-1
C.B. 12 (as amplified by Rev. Rul. 67-154, 1967-1 C.B. 11). The Company, in its discretion, may make greater premium payments under the Policy than is required by this agreement, except to the extent that, when added to any additional premium paid by the Trustee, any such greater payment would result in the Policy's failing to meet the definition of a life insurance contract under
Section 7702 of the Internal Revenue Code of 1986.

         2. Company's Interest in the Policy. The Company's interest in the Policy shall be equal to (a) minus (b), where (a) is the greater of (1) the cash surrender value of the Policy or (2) the total amount of premium payments net of withdrawals made by the Company under the Policy; and (b) is the amount of any outstanding Policy loan obligation incurred by the Company, including accrued and unpaid interest thereon. The Company shall direct the investment of the cash value of the Policy in accordance with the provisions thereof. Subject to the written consent of the Trustee, the Company may withdraw or borrow funds from the Policy.

         3. Trustee's Rights. The Trustee will maintain physical possession of the Policy while this agreement is in effect. The Trustee shall have all rights under the Policy that are not specifically granted to the Company by this agreement, including, without limitation, the rights to change the beneficiary designation under the Policy and exercise settlement options under the Policy; provided, however, that the Trustee may not surrender the Policy, change the death benefit option under the Policy or otherwise take action that would jeopardize the Company's right to recover its interest in the Policy without the written consent of the Company. In the event of an assignment, the assignee shall possess all of the rights and obligations of the Trustee in the Policy and under this agreement.



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         4. Collateral Assignment. The parties will enter into a collateral assignment agreement to evidence the Company's interest in the Policy as set forth in this agreement. Notwithstanding its interest in the Policy, the Company shall have no right to take any action that would endanger or impair the interest of the Trustee in the Policy, including, without limitation, the right to receive the Policy proceeds in excess of the value of the Company's interest upon the Insureds' death.

         5. Termination of Agreement. This agreement will terminate upon the happening of any one of the following events: (a) the termination of the Executive's employment by the Company for "cause" (as that term is defined in the Executive's employment agreement with the Company); (b) the voluntary termination by the Executive of his employment without the consent of the Company; (c) the death of the survivor of the Insureds; (d) delivery by the Trustee to the Company of written notice of termination; and (e) payment in full to the Company of the Company's interest in the Policy. Notwithstanding the foregoing, this agreement will not terminate upon a termination of the Executive's employment in conjunction with a change in control of the Company (within the meaning of the Pulitzer Inc. Executive Transition Plan (the "Transition Plan")) if, as a result of such termination, the Executive is entitled to receive severance payments pursuant to the Transition Plan. In the event this agreement terminates for reasons other than the death of the Insureds, the Trustee shall have 90 days in which to pay or cause to be paid to the Company the then value of the Company's interest in the Policy (to the extent not previously paid). Upon the payment of the Company's interest in the Policy, the Company shall release the collateral assignment of the Policy and the collateral assignment will be of no further force or effect. If the Trustee does not pay or cause such amount to be paid to the Company within said 90-day period, then (x) the Company may surrender the Policy without


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the consent of the Trustee or (y) the Trustee may transfer ownership of the
Policy to the Company, and, in either event, the obligations of the Trustee under this agreement and the interest of the Trustee in the Policy will thereupon be discharged and terminated.

         6. Death of Insureds. If this agreement is not sooner terminated, then, upon the death of the survivor of the Insureds, the Company shall be entitled to receive from the proceeds of the Policy the then value of the Company's interest in the Policy, and the balance of the proceeds of the Policy shall be paid to the Trustee or such other beneficiary or beneficiaries as shall have been designated by the Trustee under the Policy.

         7. Insurer Not a Party. The Insurer is not a party to this agreement and shall have no liability except as set forth in the Policy. The Insurer shall not be bound to inquire into or take notice of the provisions of this agreement or to inquire as to the application of any payments made by it pursuant to the terms of the Policy.

         8. Amendment. This agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may only be amended or modified, in whole or in part, by the Trustee and the Company in writing.

         9. Assignment and Successors. This agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives and successors and assigns.


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         10. Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of Missouri.

         IN WITNESS WHEREOF, the parties hereto have entered into this agreement as of the date first above written.

                                PULITZER INC.



                                By: /s/ Alan G. Silverglat
                                    ----------------------------

                                    Name:  Alan G. Silverglat
                                    Title: Senior Vice President



                                /s/ Wesley R. Turner
                                --------------------------------
                                Wesley R. Turner, Trustee





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                       SPLIT DOLLAR COLLATERAL ASSIGNMENT


Issuing Company: John Hancock Variable Life Insurance Company ("Insurer")

Policy No.:      2007081-9                                            ("Policy")
                 -----------------------------------------------------

Insureds:        Robert C. Woodworth and Joyce A. Woodworth         ("Insureds")
                 ---------------------------------------------------

Owner/Assignor:  Wesley R. Turner, Trustee, under Trust Indenture dated
                 January ____, 2002 ("Assignor")

Assignee:        Pulitzer Inc. ("Assignee")

                                    RECITALS


         A. The Assignor desires to assign to the Assignee a collateral interest in the Policy as collateral for certain liabilities of the Assignor to the Assignee pursuant to the Split-Dollar Life Insurance Agreement between the Assignor and the Assignee (the "Split Dollar Agreement") regarding the Policy in accordance with Rev. Rul. 64-328, 1964-2 CB 11.

         B. The Assignee, by accepting this Assignment, agrees to the terms and conditions hereof.

                                   ASSIGNMENT

         1. FOR VALUE RECEIVED, the Assignor hereby assigns, transfers and sets over to the Assignee, its successors and assigns, a collateral interest in and to the Policy, subject to all of the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.


         2. It is expressly agreed that the Assignee's collateral interest in the Policy shall be strictly limited to the following:

         (a) Upon surrender of the Policy, the right to obtain the then value of the Assignee's interest in the Policy as set forth in the Split Dollar Agreement.

         (b) Upon the death of the survivor of the Insureds, the right to obtain that portion of the death proceeds as is equal to the then value of the Assignee's interest in the Policy as set forth in the Split Dollar Agreement.

         3. Notwithstanding any other provision of this Assignment, the Assignee shall have the right to make investment allocations of net premiums, to make transfers of values among the Policy investment options, and, subject to the Assignor's consent, the right to borrow money from the policy and to make withdrawals but not in excess of the then cash surrender value of the Policy. If the Split Dollar Agreement is terminated at any time (other than by reason of the


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death of the Insureds) and if the Assignee is not paid an amount equal to the then value of its interest in the Policy within 90 days thereafter, the Assignee may surrender the Policy without the consent of the Assignor.

         4. Subject to paragraph 3 above, all other rights and interests in the Policy, including, but not limited to, the right to surrender the Policy, the right to designate the beneficiary of the death proceeds under the Policy in excess of the Assignee's collateral interest, shall be retained by the Assignor.

         5. The Insurer is hereby authorized to recognize the claims of the Assignee hereunder without any investigation thereof, or giving notice to anyone other than the Assignor, and the Insurer shall not be responsible for the application by the Assignee of any amounts paid by the Insurer.

         6. The Assignor declares that there are no proceedings in bankruptcy pending against the Assignor and that the Assignor's property is not subject to any assignment for the benefit of creditors.

         7. While this Assignment is in force, the Assignor directs that copies of all premium notices be sent to the Assignee at the address furnished by the Assignee.

         8. All provisions of this Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                                    PULITZER INC.


                                    By: /s/ Alan G. Silverglat
                                        ----------------------------
                                        Name: Alan G. Silverglat
                                        Title: Senior Vice President


                                    /s/ Wesley R. Turner
                                    --------------------------------
                                    Wesley R. Turner, Trustee




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